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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Albireo Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Albireo Pharma, Inc.

10 Post Office Square, Suite 1000
Boston, MA 02109

April 17, 2020

To Our Stockholders:

        You are cordially invited to attend the 2020 annual meeting of stockholders of Albireo Pharma, Inc. to be held at 9:30 a.m. ET on Friday, June 12, 2020. As a result of the public health and travel risks and concerns due to COVID-19, this year's meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALBO2020. You will not be able to attend the annual meeting in person.

        Details regarding the meeting, the business to be conducted at the meeting, and information about Albireo Pharma, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

        At the annual meeting, two persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 22, 2020, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2020 annual meeting of stockholders and our 2019 annual report to stockholders. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting whether or not you can attend.

        Thank you for your continued support of Albireo Pharma, Inc. We look forward to seeing you during the webcast of the annual meeting.

Sincerely,

Ronald H.W. Cooper President and Chief Executive Officer

Albireo Pharma, Inc.
10 Post Office Square, Suite 1000
Boston, MA 02109

April 17, 2020

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:30 a.m. ET
DATE:	Friday, June 12, 2020
ACCESS:	This year's annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALBO2020.

PURPOSES:

  1.
  To elect two Class I directors to serve three-year terms expiring in 2023;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

  3.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; and

  4.
  To transact such other business as may be properly presented at the annual meeting or any adjournment or postponement thereof.

WHO MAY VOTE:

        You may vote if you were the record owner of Albireo Pharma, Inc. common stock at the close of business on April 15, 2020. A list of stockholders of record will be available during the 10 days prior to the annual meeting at our principal executive offices located at 10 Post Office Square, Suite 1000, Boston, MA 02109. If you wish to view this list, please contact our Corporate Secretary at Albireo Pharma, Inc., 10 Post Office Square, Suite 1000, Boston, MA 02109, (857) 254-5555. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/ALBO2020.

        All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jason G. Duncan Chief Legal Officer, General Counsel and Secretary

i

ALBIREO PHARMA, INC.
10 Post Office Square, Suite 1000
Boston, MA 02109

PROXY STATEMENT FOR ALBIREO PHARMA, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2020

        This proxy statement, along with the accompanying notice of 2020 annual meeting of stockholders, contains information about the 2020 annual meeting of stockholders of Albireo Pharma, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:30 a.m., local time, on Friday, June 12, 2020. As a result of the public health and travel risks and concerns due to COVID-19, this year's meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALBO2020. You will not be able to attend the annual meeting in person.

        In this proxy statement, we refer to Albireo Pharma, Inc. and its direct and indirect subsidiaries as "the Company," "we" and "us" and, for periods prior to November 3, 2016, we refer to Albireo Limited or any of its direct and indirect subsidiaries as "Albireo."

        This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

        On or about April 22, 2020, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2019 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2020

        The notice of 2020 annual meeting of stockholders, this proxy statement, our form of proxy card and our 2019 annual report to stockholders are available for viewing, printing and downloading at http://ir.albireopharma.com/annual-meeting. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2019, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the "Financials & Filings" section of the "Media & Investors" section of our website at www.albireopharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Albireo Pharma, Inc., Attn: Investor Relations, 10 Post Office Square, Suite 1000, Boston, MA 02109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

        Our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders to be held virtually via live webcast on Friday, June 12, 2020, at 9:30 a.m. ET and any adjournments or postponements of the meeting. We refer to this meeting as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

        We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 22, 2020.

Why is the Company Holding a Virtual Annual Meeting?

        Due to the emerging public health impact of COVID-19 and to support the health and well-being of our stockholders, this year's annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits. It is the present expectation of the board of directors that future annual meetings will have an in-person format.

What Happens If There Are Technical Difficulties During the Annual Meeting?

        We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on April 15, 2020 are entitled to vote at the annual meeting. On this record date, there were 14,978,168 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors' recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

  •
  Over the Internet.  Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.

  •
  By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors' recommendations as noted below.

        Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 11, 2020.

        If your shares are held in "street name" (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The board of directors recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

  •
  "FOR" the compensation of our named executive officers as disclosed in this proxy statement.

        If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

        If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

  •
  if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

  •
  by re-voting over the Internet as instructed above;

  •
  by notifying our Corporate Secretary, Jason G. Duncan, in writing before the annual meeting that you have revoked your proxy; or

  •
  by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

        Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

        You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

        If your shares are registered directly in your name through our transfer agent or if you have stock certificates, they will not be counted if you do not vote as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A "broker nonvote" will occur for any particular matter if your bank, broker or other nominee cannot vote your shares on that matter because it has not received instructions from you and does not have discretionary voting authority on the matter or if your bank, broker or other nominee chooses not to exercise discretionary voting authority that it does have.

        Your bank, broker or other nominee does not have discretionary voting authority on the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1). In addition, your bank, broker or other nominee does not have discretionary voting authority on any matters related to executive compensation (Proposal 3). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The two nominees for director who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote their customers' unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.
Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of votes against this proposal. Brokerage firms have authority to vote their customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker nonvotes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020, the audit committee of our board of directors will reconsider its appointment.

Proposal 3: Advisory Vote on Approval of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Abstentions will have the effect of votes against this proposal. Brokerage firms do not have authority to vote their customers' unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote. Although the advisory vote is nonbinding, the compensation committee and the board of directors will consider the voting results when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

        In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present or represented by proxy. Shares represented by stockholders of record who are present or represented by proxy at the meeting, including shares that are voted or that abstain on any particular matter and broker nonvotes, will be counted for purposes of determining whether there is a quorum.

Attending the Annual Meeting

        This year, our annual meeting will be held in a virtual meeting format only, at 9:30 a.m. ET on Friday, June 12, 2020. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/ALBO2020 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If a broker or other nominee holds your shares and (1) your household received a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

        Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or by following the instructions provided when you vote over the Internet.

Description of the Share Exchange Transaction Completed in November 2016

        On November 3, 2016, Albireo Pharma, Inc. (formerly Biodel Inc.), or the Company, completed a share exchange pursuant to the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among the Company, Albireo Limited and the holders of shares and notes convertible into shares of Albireo Limited, or the Exchange Agreement. Pursuant to the Exchange Agreement, each holder of Albireo Limited shares or notes convertible into Albireo Limited shares exchanged their shares of Albireo Limited for newly issued shares of the Company's common stock. The share exchange is referred to in this proxy statement as the "Biodel Transaction." As a result of the Biodel Transaction, Albireo Limited became a wholly owned subsidiary of the Company and the business of Albireo Limited became the business of the Company. As used herein, the word "Biodel" refers to the Company prior to the completion of the Biodel Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of our common stock beneficially owned as of April 1, 2020 by (i) each of our directors, director nominees and executive officers named in the Summary Compensation Table on page 21 of this proxy statement, or the named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2020 pursuant to the exercise of options or warrants or the vesting of restricted stock units are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 14,977,855 shares of common stock outstanding on April 1, 2020. Unless otherwise noted below, the address of each stockholder below is c/o Albireo Pharma, Inc., 10 Post Office Square, Suite 1000, Boston, Massachusetts 02109.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders
Perceptive Life Sciences Master Fund, Ltd.(1) c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003	1,704,330	11.4%
Federated Hermes, Inc. and affiliates(2) 1001 Liberty Avenue Pittsburgh, PA 15222-3779	1,437,000	9.6%
ArrowMark Colorado Holdings, LLC(3) 100 Fillmore Street, Suite 325 Denver, CO 80206	867,050	5.8%
Muneer A. Satter and his affiliates(4) c/o Satter Management Co., L.P. 676 North Michigan Avenue, Suite 4000 Chicago, IL 60611	832,000	5.6%
Named Executive Officers and Directors
Ronald H.W. Cooper(5)	354,657	2.3%
Pamela Stephenson(6)	13,840	*
Patrick T. Horn, M.D., Ph.D.(7)	21,572	*
David Chiswell, Ph.D.(8)	69,278	*
Michael Gutch, Ph.D.(9)	11,500	*
Roger A. Jeffs, Ph.D.(10)	11,343	*
Anne Klibanski, M.D.(11)	9,166	*
Stephanie S. Okey, M.S.(12)	9,166	*
Davey S. Scoon(13)	16,999	*
All current executive officers and directors as a group (14 persons)(14)	784,163	5.0%

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Based on the Schedule 13G/A filed by Perceptive Advisors LLC and its affiliates with the SEC on February 14, 2020. Consists of shares of common stock held by Perceptive Life Sciences Master Fund, Ltd., or the Master Fund. Perceptive Advisors LLC, or Perceptive Advisors, serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund.

(2)
Based on the Schedule 13G/A filed by Federated Hermes, Inc. on February 14, 2020. Consists of shares of common stock held by Federated Hermes, Inc., or the Parent. The Parent is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., or the Investment Advisers, which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The Trustees have collective voting control over the shares that they exercise over the Parent.

(3)
Based on the Schedule 13G filed by ArrowMark Colorado Holdings, LLC with the SEC on February 14, 2020.

(4)
Based on the Schedule 13G/A filed by Muneer A. Satter and his affiliates with the SEC on February 12, 2020. Consists of (a) 670,707 shares of common stock held by Satter Medical Technology Partners, L.P. for which Mr. Satter has sole voting and dispositive power over all such shares, (b) 73,170 shares of common stock held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, and (c) 88,123 shares of common stock held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares.

(5)
Consists of 8,777 shares of common stock held by Mr. Cooper and options to purchase 345,880 shares of common stock exercisable within 60 days of April 1, 2020.

(6)
Consists of options to purchase 9,375 shares of common stock exercisable within 60 days of April 1, 2020 and restricted stock units for 4,465 shares of common stock that vest within 60 days of April 1, 2020.

(7)
Consists of 953 shares of common stock held by Dr. Horn, options to purchase 19,812 shares of common stock exercisable within 60 days of April 1, 2020 and restricted stock units for 807 shares of common stock that vest within 60 days of April 1, 2020.

(8)
Consists of options to purchase 13,000 shares of common stock exercisable within 60 days of April 1, 2020 held by Dr. Chiswell and 56,278 shares of common stock held by Dr. Chiswell's spouse. Dr. Chiswell disclaims beneficial ownership of the securities held by his spouse.

(9)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2020.

(10)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2020.

(11)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2020.

(12)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2020.

(13)
Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2020.

(14)
Consists of 101,420 shares of common stock, options to purchase 675,211 shares of common stock exercisable within 60 days of April 1, 2020 and restricted stock units for 7,532 shares of common stock that vest within 60 days of April 1, 2020.

 MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

        Our restated certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: (1) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders; (2) Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. constitute Class II, with a term ending at the 2021 annual meeting of stockholders; and (3) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2022 annual meeting of stockholders.

        On March 6, 2020, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified.

        Set forth below are the names of our directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, if any, and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 1, 2020. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors' conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Ronald H.W. Cooper	57	President, Chief Executive Officer and Director
David Chiswell, Ph.D.(3)	66	Chairman of the Board of Directors
Michael Gutch, Ph.D.(1)(2)	54	Director
Roger A. Jeffs, Ph.D.(2)(3)	58	Director
Anne Klibanski, M.D.(3)	69	Director
Stephanie S. Okey, M.S.(1)	60	Director
Davey S. Scoon(1)(2)	73	Director

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and governance committee

        Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since November 2016. He served as President and Chief Executive Officer of Albireo Limited from July 2015 until November 2016 and has served as a director of Albireo Limited since September 2015. Prior to joining Albireo, Mr. Cooper worked for over 25 years in successive leadership roles at Bristol-Myers Squibb Company, a global biopharmaceutical company. Most recently, at Bristol-Myers Squibb Company, Mr. Cooper served as President, Europe from May 2010 until November 2015; President, Northern and Central Europe from April 2009 until April 2010; and Senior Vice President and General Manager, EU Markets from January 2008 until March 2009. Previously, Mr. Cooper held multiple senior roles in the U.S. and other countries. Mr. Cooper has served on the board of directors of Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, since June 2016. Mr. Cooper earned his Bachelor's degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.

        Mr. Cooper's qualifications to serve on our board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of our business as our President and Chief Executive Officer.

        David Chiswell, Ph.D. has served as the Chairman of our board of directors since November 2016. He has served as the Chairman of Albireo Limited's board of directors since February 2008. In 1990, Dr. Chiswell co-founded Cambridge Antibody Technology (CAT), an early innovator in the development of antibody drugs, where he was responsible for operational management from 1990 to 2002 and was Chief Executive Officer from 1996 to 2002. For his contributions to the British biotech community, Dr. Chiswell was awarded the Order of the British Empire in 2006. Dr. Chiswell earned his Ph.D. in Virology from the University of Glasgow and his B.Sc. in Microbiology from the Queen Mary College University of London. Since 2002, Dr. Chiswell has focused on the development of early stage biotechnology companies, including serving as Chief Executive Officer of Nabriva Therapeutics AG, now a publicly traded biotechnology company, from April 2009 to May 2012, and as a member of its board of directors from 2006 until August 2016. Dr. Chiswell also served as the Chief Executive Officer of Kymab Ltd., a UK-based therapeutic antibody company, from February 2015 to December 2018. Dr. Chiswell was appointed as a Non-Executive Director of Avillion LLP, a drug development company, in March 2019, and as a Non-Executive Chairman of IGEM Therapeutics Ltd., an immuno-oncology company, in April 2019.

        Dr. Chiswell's qualifications to serve on our board of directors include his substantial experience as chief executive officer and director of other biotechnology companies.

        Michael Gutch, Ph.D. has served as a member of our board of directors since November 2016. He served on Albireo Limited's board of directors from October 2015 to November 2016. Since April 2017, Dr. Gutch has served as the Chief Business Officer and Chief Financial Officer of Entasis Therapeutics, a biotechnology company. From January 2014 to March 2017, he served as Executive Director of Corporate Development and Head of Equities at AstraZeneca, a global biopharmaceutical company. Dr. Gutch also served as Managing Director, Medimmune Ventures, the corporate venture capital arm of AstraZeneca from September 2011 to December 2013. Dr. Gutch served as Investment Director, HIG BioVentures of the investment firm HIG Capital from February 2008 to September 2011. Dr. Gutch has previously served as a Director of numerous private biotechnology companies and nonprofit organizations. Dr. Gutch holds an MBA in Finance from Indiana University and a Ph.D. in Molecular Pathology from SUNY Stony Brook. He earned his Bachelor's degrees in Biology and Chemistry from Alfred University.

        Dr. Gutch's qualifications to serve on our board of directors include his experience as a biotechnology company executive and his experience as a venture capital investor in, and director of, several biotechnology companies.

        Roger A. Jeffs, Ph.D. has served as a member of our board of directors since September 2017. Dr. Jeffs retired from United Therapeutics Corporation, a biotechnology company focused in rare diseases, in 2016, where he worked for 18 years. Dr. Jeffs joined United Therapeutics during its inception phase in 1998 as Director of Research, Development and Medical and served as its President and Chief Operating Officer from April 2001 to December 2014, President and Co-Chief Executive Officer from January 2015 to June 2016 and was a member of the board of directors from June 2002 until June 2016. While at United Therapeutics, Dr. Jeffs helped lead the IPO, oversaw the clinical development and regulatory approval of six products for rare diseases, and managed the commercial effort. Dr. Jeffs previously held positions at Amgen, Inc. and Burroughs Wellcome Co. where he held roles in clinical development. Dr. Jeffs is currently the Co-Founder and Vice Chairman of Kriya Therapeutics and serves on the board of directors of Axsome Therapeutics, a biopharmaceutical company. Dr. Jeffs previously served on the board of directors of Axovant Gene Therapies from February 2018 to August 2019, Dova Pharmaceuticals from May 2017 to November 2019 and Sangamo

Therapeutics from June 2017 to June 2019. Dr. Jeffs holds an undergraduate degree in chemistry from Duke University and a Ph.D. in pharmacology from the University of North Carolina School of Medicine.

        Dr. Jeffs' qualifications to serve on our board of directors include his scientific background and business experience, coupled with his experience as a chief executive officer of a publicly traded biotechnology company.

        Anne Klibanski, M.D. has served as a member of our board of directors since June 2018. Dr. Klibanski has served as President and Chief Executive Officer of Partners HealthCare since June 2019. She previously served as Chief Academic Officer of Partners HealthCare from April 2012 to November 2019, where she oversaw Partners-wide academic programs in research and education. Dr. Klibanski has also served as Chief, Neuroendocrine Unit at Massachusetts General Hospital since 1989 and as the Laurie Carrol Guthart Professor of Medicine at Harvard Medical School since 2009. She is a leader in the field of neuroendocrine disorders and pituitary tumors. The author of over 350 papers and chapters, she has received numerous awards, including the Endocrine Society Clinical Investigator Award and the Clinical Endocrinology Trust Medal from the British Endocrine Society and has served as a member of the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK) Board of Counselors. Dr. Klibanski holds a B.A. from Barnard College and an M.D. from New York University School of Medicine.

        Dr. Klibanski's qualifications to serve on our board of directors include her scientific background and her experience as a senior executive of a major healthcare system and a leading academic scientist, medical researcher and clinician.

        Stephanie S. Okey, M.S. has served as a member of our board of directors since June 2018. For over 25 years, from 1987 until July 2015, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, first at Genentech, Inc., followed by 19 years at Genyzme, a Sanofi company. Ms. Okey's management experience during her tenure at Genyzme included serving as Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases from August 2012 to July 2015 and as Vice President and General Manager, U.S. Genetic Diseases Business Unit from September 2011 to August 2012. Ms. Okey retired from Genzyme, a Sanofi company, in July 2015. Ms. Okey is currently a member of the board of directors of PTC Therapeutics, Inc., a publicly traded biopharmaceutical company, and Crinetics Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. In addition, she previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016. Ms. Okey holds a B.S. in Zoology from The Ohio State University and a M.S. in Immunology and Medical Microbiology from Wright State University.

        Ms. Okey's qualifications to serve on our board of directors include her executive leadership experience and her extensive experience in the commercialization of orphan disease products.

        Davey S. Scoon has served as a member of our board of directors since April 2013. Mr. Scoon's business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is a member of the board of trustees for Allianz Global Investors and a board member and Audit Chair of AMAG Pharmaceuticals, Inc. Previously he served as the Chairman of the audit committees of NitroMed, Inc., CardioKine, Inc. and Orthofix International N.V., and as the nonexecutive Chairman of Tufts Health Plan. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes-Oxley. Mr. Scoon's previous corporate experience includes Chief Administrative and Financial Officer of Tom's of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin.

        Mr. Scoon's qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

        There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

        There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

        Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that none of Dr. Chiswell, Dr. Gutch, Dr. Jeffs, Dr. Klibanski, Ms. Okey or Mr. Scoon, representing six out of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Mr. Cooper is employed by the Company and is therefore not independent under Nasdaq Marketplace Rules. In making such determinations, the board of directors considered the relationships that each such nonemployee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director. In addition, our board of directors considered the effect of each of the transactions described in "Certain Relationships and Related Person Transactions" below.

Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 2019, there were six meetings of the board of directors, four meetings of the audit committee, five meetings of the compensation committee and two meetings of the nominating and governance committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of the committees of the board on which he or she served during his or her tenure during fiscal 2019. Our board of directors has adopted a policy that each member of our board of directors make every effort to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in June 2019.

Committees of the Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee's charter are posted on the Media & Investors section of our website, which is located at www.albireopharma.com, under the caption "Corporate Governance." The composition and function of each of these committees are described below.

        Audit Committee.    This committee currently has three members, Mr. Scoon (Chairman), Dr. Gutch and Ms. Okey. Our audit committee's role and responsibilities are set forth in the audit committee's written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Scoon is an "audit committee financial expert," as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

        Compensation Committee.    This committee currently has three members, Dr. Gutch (Chairman), Dr. Jeffs and Mr. Scoon. Our compensation committee's role and responsibilities are set forth in the compensation committee's written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan. Our compensation committee reviews and makes recommendations to the board of directors regarding the compensation of our chief executive officer and other executive officers. Our board of directors and our compensation committee conduct their decision-making process with respect to the compensation of our chief executive officer without the chief executive officer present. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        Each year, typically during the first calendar quarter, we evaluate each executive officer's performance for the prior year. In connection with the annual review cycle, Mr. Cooper, our President and Chief Executive Officer, meets with our executive officers to discuss our accomplishments and the individual's performance and contributions during the prior year. Mr. Cooper also evaluates company performance against stated corporate goals. This process leads to a recommendation by Mr. Cooper to the compensation committee with respect to each executive officer, other than himself, as to:

  •
  the achievement of stated corporate goals and individual performance;

  •
  the level of contributions made to the general management and leadership of the Company;

  •
  the appropriateness of salary increases;

  •
  the amount of bonuses to be paid, if any; and whether or not stock option and/or other equity awards should be made.

        These recommendations are reviewed and taken into account by the compensation committee, together with the compensation committee's evaluation of Mr. Cooper's performance and contributions. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers. The compensation committee grants stock options and/or other equity awards to our executive officers.

        Our compensation committee engaged Pay Governance, LLC ("Pay Governance"), an independent compensation consultant, beginning in June 2018 to assist the committee in fulfilling its responsibilities under its charter with respect to employee compensation, including peer group development, benchmarking, development of compensation philosophy, advising on executive and director compensation and compensation program design and market practices generally and harmonization of executive employment agreements. The compensation committee has the sole authority to approve the terms of the engagement of Pay Governance. Although our board of directors and compensation committee consider the advice and recommendations of Pay Governance or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

        Pay Governance did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2019, although we may engage Pay Governance or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance's work for the compensation committee does not raise any conflict of interest.

        Nominating and Governance Committee.    Our nominating and governance committee has three members, Dr. Chiswell (Chairman), Dr. Jeffs and Dr. Klibanski. The nominating and governance committee's role and responsibilities are set forth in the nominating and governance committee's written charter and include evaluating and making recommendations to the full board of directors as to the composition, organization and governance of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members' performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

        If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our amended and restated bylaws, the "Procedures for Stockholders Submitting Nominating Recommendations" appended to our nominating and governance committee charter, and in "Stockholder Proposals and Nominations for Director" at the end of this proxy statement.

        In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit recommendations for consideration in writing, addressed to the nominating and governance committee, care of our Corporate Secretary, at our principal offices. Submissions must be made by mail, courier or personal delivery; e-mailed submissions will not be considered. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

  •
  the name and address, including telephone number, of the recommending stockholder;

  •
  the number of our shares owned by the recommending stockholder and the time period for which such shares have been held;

  •
  if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

  •
  a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

        A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

  •
  the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

  •
  the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee's ownership of our securities);

  •
  the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us);

  •
  all relationships between the proposed nominee and the recommending stockholder, and any agreements or understandings regarding the nomination, including those between the recommending stockholder and the nominee; and

  •
  all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

        The recommending stockholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

        The nominating recommendation must be accompanied by the written consent of the proposed nominee to: (a) be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director of the Company. The recommending stockholder must furnish the proposed nominee's contact information for this purpose.

        If a recommendation is submitted by an affiliated group of two or more stockholders, the information regarding recommending stockholders set forth above must be submitted with respect to each stockholder in the group.

        The nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives and experiences on the board of directors and its committees.

Board Leadership Structure and Role on Risk Oversight

        The positions of our chairman of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental roles of setting a company's overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors' oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

        Although our bylaws do not require the chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into licensing, collaboration or similar arrangements, the board of directors is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization.

        As part of its oversight, our board of directors receives reports by each committee chair regarding the committee's considerations and actions. In particular, the audit committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The audit committee's primary emphasis is financial risk, including our internal control over financial reporting, and it also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. In addition, the compensation committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

        At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management's scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

        Generally, stockholders who have questions or concerns should contact Hans Vitzthum, LifeSci Advisors LLC, at 212-915-2568. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Albireo Pharma, Inc., Attention: Chairman of the Board, 10 Post Office Square, Suite 1000, Boston, Massachusetts 02109. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2020. We have employment agreements with all of our executive officers and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Jan P. Mattsson, Ph.D.	55	Chief Scientific Officer
Simon N.R. Harford	59	Chief Financial Officer and Treasurer
Patrick T. Horn, M.D., Ph.D.	65	Chief Medical Officer
Martha J. Carter	67	Chief Regulatory Officer
Pamela Stephenson	52	Chief Commercial Officer
Jason G. Duncan	46	Chief Legal Officer, General Counsel and Secretary
Michelle Graham	53	Chief Human Resources Officer

        Jan P. Mattsson, Ph.D. has served as our Chief Scientific Officer since January 2019 and previously served as our Chief Operating Officer from November 2016 until January 2019. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director of Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013. Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until November 2016, and as a director of Albireo Limited from February 2008 to April 2015. Prior to co-founding Albireo, Dr. Mattsson served as Associate Director at AstraZeneca. Dr. Mattsson holds a Bachelor's degree in Chemistry and a Ph.D. in Biochemistry from University of Gothenburg.

        Simon N.R. Harford has served as our Chief Financial Officer and Treasurer since October 2018. Mr. Harford previously served as Senior Vice President and Chief Financial Officer at PAREXEL International Corporation, a global clinical research organization, from May 2017 to October 2018. Prior to that, he served in several leadership roles at GlaxoSmithKline plc, a global healthcare company ("GSK"), including serving as Senior Vice President, Finance, Global Pharmaceuticals from March 2015 to April 2017, Senior Vice President, Finance, Europe and Emerging Markets from March 2014 to February 2015, and Senior Vice President, Finance, Emerging Markets from June 2009 to February 2014. Prior to joining GSK, Mr. Harford served as Group Vice President and Controller for Avon Products, Inc., a beauty products company. Additionally, he spent two decades with Eli Lilly and Company, a pharmaceutical company, in various international leadership roles, including as Vice President and Controller. Mr. Harford received an MBA from the University of Virginia's Darden Graduate School of Business.

        Patrick T. Horn, M.D., Ph.D. has served as our Chief Medical Officer since August 2018. He previously served as Senior Vice President, Medical and Clinical Development at Orphan Technologies Ltd., a biopharmaceutical company, from January 2018 to July 2018. Prior to that, he served as Chief Medical Officer at Tetraphase Pharmaceuticals, Inc., a biopharmaceutical company, from January 2011 to December 2017. Prior to that, he served as Vice President, Clinical & Medical Affairs at Dyax Corporation, a biopharmaceutical company, from September 2007 to December 2010. Previously, Dr. Horn served in various positions at Abbott Laboratories, a pharmaceutical company, from 2001 to 2006, most recently serving as Medical Director, Head of Clinical Pharmacology. Dr. Horn received a B.S. in Chemistry from the University of Illinois, a Ph.D. in the Pharmacological and Physiological Sciences from the University of Chicago and an M.D. from the University of Chicago, Pritzker School of Medicine.

        Martha J. Carter has served as our Chief Regulatory Officer since November 2016. She previously served as Chief Regulatory Officer and Senior Vice President of Aegerion Pharmaceuticals, Inc. (a

publicly held biopharmaceutical company) from February 2011 to July 2016. From January 2011 to February 2011, Ms. Carter served as Senior Vice President and Chief Regulatory Officer at Proteon Therapeutics, Inc. (a privately held biopharmaceutical company), and from September 2006 to December 2010, she served as Senior Vice President, Regulatory Affairs and Quality Assurance, at Proteon. From September 2002 to April 2006, Ms. Carter was Senior Vice President, Regulatory Affairs, for Trine Pharmaceuticals. Prior to joining Trine, Ms. Carter was Vice President, Regulatory Affairs for GelTex Pharmaceuticals, Inc. and served in regulatory affairs roles at Genetics Institute, ImmuLogic Pharmaceutical Corporation and Serono Laboratories. Ms. Carter holds a B.A. from Northeastern University.

        Pamela Stephenson has served as our Chief Commercial Officer since March 2019. She previously served as Vice President at Vertex Pharmaceuticals Incorporated, a publicly traded biopharmaceutical company, from July 2008 to March 2019, where she was responsible for leading the global market access and pricing strategy for Vertex's current and future products and where she oversaw the Health Economics & Outcomes Research and the Global Pricing & Market Access teams and was a member of the Commercial Leadership Team that guides the global commercial strategy for Vertex. Previously, Ms. Stephenson served as Vice President of Cystic Fibrosis Marketing and Patient Services at Vertex, where she led the U.S. launch of Orkambi® (lumacaftor/ivacaftor). She also led the launch of Vertex's first commercial product, Incivek® (telaprevir) for Hepatitis C. The Incivek team received the Prix Galien Award for Best Pharmaceutical Product in 2012. Prior to Vertex, Pamela was with Pfizer for 10 years in roles of increasing strategic importance, and led marketing efforts for brands such as Viagra® (sildenafil citrate) and Aromasin® (exemestane). Ms. Stephenson also serves on the board of directors of Zynerba Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. She has a B.A. from Brown University and an MPH from Boston University School of Public Health.

        Jason G. Duncan has served as our Chief Legal Officer since January 2020 and as our General Counsel and Secretary since June 2018. He previously served as General Counsel at Stallergenes Greer Holdings, Inc. from August 2015 to June 2018, where he oversaw all legal activities for the allergy immunotherapy company's Americas business. Previously, from May 2014 to August 2015, Mr. Duncan was Vice President, Head of Compliance and Legal for Sobi, Inc., a global biopharmaceutical company focused on rare inflammatory and genetic diseases. At Sobi, Mr. Duncan was responsible for all legal and compliance matters for the company's North American affiliates, and served on the leadership team. Prior to Sobi, from December 2006 to May 2014, Mr. Duncan held roles of increasing responsibility at EMD Serono, Inc., culminating in his position as Associate General Counsel for Neurology and Discovery.

        Michelle Graham has served as our Chief Human Resources Officer since November 2019. She previously served as Senior Vice President and Chief Human Resources Officer at TESARO, Inc. from March 2018 to July 2019. In that role, she participated in strategic planning to scale the company, while maintaining a strong corporate culture. Prior to that, from January 2015 to January 2018, she served as Senior Vice President and Chief Human Resources Officer at Parexel International Corporation, a pharmaceutical services company. Earlier in her career, she held senior human resources and organizational development leadership positions in the health and medicine industries, including at Integer, Bausch + Lomb and Bristol-Myers Squibb. Ms. Graham holds a bachelor's degree in Business Administration and Management and a master's degree in Labor and Industrial Relations from Michigan State University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2019 and December 31, 2018 to (1) the individuals who served as our chief executive officer during the fiscal year ended December 31, 2019, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2019 and were serving as executive officers as of such date, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2019. These executive officers are referred to as our "named executive officers" in this proxy statement.

Name and Principal Position	Year	Salary	Bonus	Option Awards(4)	Stock Awards(5)	Nonequity Incentive Plan Compensation	All Other Compensation(6)	Total
Ronald H.W. Cooper	2019	$551,000	—	$2,156,892	—	$275,500	$12,014	$2,995,406
President and Chief	2018	$530,000	—	$2,719,446	—	$352,450	$16,738	$3,618,634
Executive Officer
Pamela Stephenson(1)	2019	$308,333	$20,000(2)	$775,198	$719,000	$140,000	$859	$1,963,390
Chief Commercial Officer
Patrick T. Horn, M.D., Ph.D.(3)	2019	$427,000	—	$400,069	$120,200	$149,450	$12,014	$1,108,733
Chief Medical Officer

(1)
Pamela Stephenson joined us as our Chief Commercial Officer in March 2019.

(2)
Represents a signing bonus paid to Ms. Stephenson.

(3)
Patrick T. Horn, M.D. joined us as our Chief Medical Officer in August 2018.

(4)
The respective amounts in the "Option Awards" column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with Accounting Standards Codification ("ASC") Topic 718 ("ASC 718") issued by the Financial Accounting Standards Board. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020.

(5)
The respective amounts in the "Stock Awards" column represent the aggregate grant date fair value of restricted stock unit awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the Financial Accounting Standards Board. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020. The grant date fair value of each restricted stock unit award is measured based on the closing price of our common stock on the date of grant.

(6)
For 2019, the amounts in the "All Other Compensation column include, for Mr. Cooper, payment 401(k) matching contributions ($11,200) and life insurance premiums; for Ms. Stephenson, payment for life insurance premiums; and for Dr. Horn, payment for 401(k) matching contributions ($11,200) and life insurance premiums. For 2018, the amounts in the "All Other Compensation" column include, for Mr. Cooper, payment for accrued vacation, 401(k) matching contributions ($11,000) and life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Base Salary

        Base salaries of our named executive officers (other than our chief executive officer) are reviewed annually and recommended to our compensation committee by our chief executive officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of a named executive officer's responsibilities, individual contribution, experience and performance. Decisions regarding salary increases may consider the named executive officer's current salary, equity ownership and the amounts paid to individuals in comparable positions at our company and at our peer companies.

        Mr. Cooper joined Albireo Limited as President and Chief Executive Officer effective July 2015, and his employment agreement provided for an initial base salary of $400,000. Ms. Stephenson joined the Company as Chief Commercial Officer in March 2019, and her employment agreement provided for an initial base salary of $400,000. Dr. Horn joined the Company as Chief Medical Officer in August 2018, and his employment agreement provided for an initial base salary of $420,000.

        On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $460,000 to $530,000, effective as of January 1, 2018.

        On January 22, 2019, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $530,000 to $551,000 and Dr. Horn from $420,000 to $427,000, effective as of January 1, 2019.

Annual Equity Incentive Plan Awards

        Our executive officers are eligible for an annual cash incentive bonus at the discretion of our board of directors, which receives a recommendation from our compensation committee. In considering whether to award annual bonuses and the amounts, our board of directors and compensation committee consider:

  •
  each executive officer's target bonus as a percentage of base salary, which (where applicable) is subject to a minimum percentage specified in the executive officer's employment agreement; and

  •
  our achievement of predefined corporate performance objectives and, in some cases, individual performance and other corporate accomplishments during the applicable fiscal year.

        For 2019, in determining our achievement level for performance objectives, our board of directors and compensation committee considered the following bonus payouts: for performance that: (i) meets expectations, 90%-105%; (ii) exceeds expectations, 105%-125%; (iii) significantly exceeds expectations, 125%-200%; (iv) partially meets expectations, 50%-90%; or (v) fails to meet expectations, 0%.

        On January 22, 2019, our board of directors established the corporate performance objectives for our annual cash incentive program for 2019. The objectives related to progress in the development of our lead product candidate, odevixibat, which was weighted 60%, advancement of our pipeline assets, which was weighted 25% and the strengthening of financial management and controls, which was weighted 15%. On January 21, 2020, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonuses for 2019 to our executive officers based on an achievement level of 100%. This achievement level was based on (i) the execution of the odevixibat Phase 3 trial, (ii) successful completion of manufacturing, filing and commercial readiness objectives for odevixibat, (iii) advancements to our pipeline assets and (iv) strengthening of our financial controls. As a result, Mr. Cooper was awarded an annual cash bonus of $275,500 for 2019, 50% of Mr. Cooper's 2019 base salary, Ms. Stephenson was awarded an annual cash bonus of $140,000 for 2019, 35% of Ms. Stephenson's 2019 base salary, and Dr. Horn was awarded an annual cash bonus of $149,450, 35% of Dr. Horn's 2019 base salary.

Stock Options and Restricted Stock Units

        In January 2019, our board of directors granted the following stock options and restricted stock units to our named executive officers:

  •
  Mr. Cooper, options to purchase 124,000 shares of common stock; and

  •
  Dr. Horn, options to purchase 23,000 shares of common stock and restricted stock units for 5,000 shares of common stock.

        In March 2019, in connection with Ms. Stephenson joining us as our Chief Commercial Officer, our board of directors granted Ms. Stephenson 37,500 options to purchase shares of common stock and restricted stock units for 25,000 shares of common stock.

Pension, Retirement and Similar Benefits

        We sponsor a defined contribution 401(k) plan covering all full-time employees in the United States. Participants may elect to contribute their annual pre-tax earnings up to the federally allowed maximum limits. We make a matching contribution of 100% on the first 4% of contributions made by participants. For the fiscal year ended December 31, 2019, we made matching contributions to the 401(k) plan in the amounts of $11,200 for Mr. Cooper and $11,200 for Dr. Horn.

2020 Changes to the Compensation of our Named Executive Officers

2020 Base Salaries

        On January 21, 2020, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $551,000 to $570,285, and an increase in annual target bonus for Mr. Cooper from 50% to 55%; an increase in the annual base salary of Ms. Stephenson from $400,000 to $414,000, and an increase in annual target bonus for Ms. Stephenson from 35% to 40%; and an increase in the annual base salary of Dr. Horn from $427,000 to $441,945, and an increase in annual target bonus for Dr. Horn from 35% to 40%. Each of these base salary and annual target bonus increases was effective as of January 1, 2020.

2020 Nonequity Incentive Plan Compensation

        On January 21, 2020, our board of directors, acting upon the recommendation of our compensation committee, established corporate performance objectives for our annual cash incentive program for 2020. These objectives related to commercial readiness for odevixibat, which was weighted 50%, advancement of our pipeline assets, which was weighted 30%, and financing, which was weighted 20%.

Employment Agreements

Ronald H.W. Cooper

        Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since November 2016. He previously served as President and Chief Executive Officer of Albireo Limited from July 2015 until November 2016 and has served as a director of Albireo Limited since September 2015. Mr. Cooper entered into an employment agreement with Albireo, Inc. in July 2015. We entered into an amended and restated employment agreement, effective as of March 6, 2019, with Mr. Cooper, which provides for a base salary of $551,000 per year, which was increased to $570,285 per year effective January 1, 2020, that he is eligible to participate in an annual bonus plan provided by the Company, and that his annual target bonus opportunity is 50% of his base salary, with the actual amount of the bonus, if any, to be determined by our board of directors or compensation committee. Effective January 1, 2020, Mr. Cooper's bonus target opportunity was increased to 55% of his base salary. Mr. Cooper is also eligible to participate in our employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.

        In July 2015, Albireo also entered into a letter agreement with Mr. Cooper indicating our intent to grant to Mr. Cooper certain stock options. Subsequently in April 2016, following adoption of the Albireo Limited Share Option Plan, or the 2016 Option Plan, Albireo's board of directors granted to Mr. Cooper options to purchase (1) 2,220,050 ordinary A shares that vest with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, (2) 277,506 ordinary A shares that would vest immediately prior to an initial public offering of Albireo that exceeds a specified valuation and raises a specified minimum amount (the "Public Company Condition"), and (3) 277,506 ordinary A shares that vest upon the date Albireo files a drug approval application for its product candidate odevixibat for any orphan indication, if such filing occurs by a specified date (the "Filing Condition"). These options were replaced by an option to purchase an aggregate 194,225 shares of our common stock in conjunction with the Biodel Transaction and the Public Company Condition was deemed to have been met. Subsequently, in April 2017, the board of directors approved a change to the specified date for the Filing Condition to June 10, 2020 (during the five-year period commencing June 11, 2015).

        If we terminate Mr. Cooper's employment without cause or if Mr. Cooper terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims (the "Cooper Severance Benefits"): (i) severance payments for 12 months at his then-current base salary, (ii) an amount equal to his then-current target bonus, payable over 12 months, (iii) a pro-rated annual bonus for the fiscal year in which the termination occurs, and (iv) payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for Consolidated Omnibus Budget Reconciliation Act ("COBRA") (or mini-COBRA) health benefits; provided that if such termination occurs within 12 months following a change of control, his severance payments will be for 18 months at his then-current base salary, the amount equal to his then-current target bonus will be payable over 18 months, and the payment of healthcare premiums will be for 18 months. He will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the "Cooper Final Compensation"). In addition, all outstanding equity awards held by Mr. Cooper will become fully vested if we terminate Mr. Cooper's employment without cause or if Mr. Cooper terminates his employment for good reason within 12 months following a change of control. If Mr. Cooper's employment is terminated due to his disability, death or for cause, he or his estate will be entitled to receive the Cooper Final Compensation and, except in the case of a termination of his employment for cause, a pro-rated annual bonus for the fiscal year in which the termination occurs. If Mr. Cooper terminates his employment without good reason, he will be entitled to the Cooper Final Compensation (other than reimbursement of expenses).

        Mr. Cooper is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter. Unless we waive Mr. Cooper's noncompetition obligations (which are effective following the termination of his employment only to the extent we terminate Mr. Cooper's employment for restricted cause or Mr. Cooper terminates his employment for any reason), we will pay Mr. Cooper a noncompetition payment equal to 50% of his then-current base salary, reduced by any Cooper Severance Benefits that Mr. Cooper is eligible to receive from us, subject to obtaining from him a general release of claims.

Pamela Stephenson

        Pamela Stephenson has served as our Chief Commercial Officer since March 2019. We entered into an employment agreement with Ms. Stephenson in February 2019. The employment agreement provides for a base salary of $400,000 per year, which was increased to $414,000 per year effective

January 1, 2020, a signing bonus of $20,000 and that she is eligible to participate in an annual bonus plan provided by the Company, and that her annual target bonus opportunity is 35% of her base salary, with the actual amount of the bonus, if any, to be determined by our board of directors or compensation committee. Effective January 1, 2020, Ms. Stephenson's bonus target opportunity was increased to 40% of her base salary. The employment agreement also provides for the grant of 37,500 stock options and 25,000 restricted stock units, which were granted in March 2019, each vesting as to 25% on the first anniversary of Ms. Stephenson's start date and thereafter in equal quarterly installments over the next three years. Ms. Stephenson is also eligible to participate in our employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.

        If we terminate Ms. Stephenson's employment without cause or if Ms. Stephenson terminates her employment for good reason, she will be entitled to the following, subject to obtaining from her a general release of claims (the "Stephenson Severance Benefits"): (i) severance payments for 12 months at her then-current base salary, (ii) an amount equal to her then-current target bonus, payable over 12 months, (iii) and the restricted stock units granted to Ms. Stephenson under the employment agreement will become fully vested; provided that if such termination occurs within 12 months following a change of control, her severance payments will be for 15 months at her then-current base salary and the amount equal to her then-current target bonus will be payable over 15 months. She will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the "Stephenson Final Compensation"). In addition, all outstanding equity awards held by Ms. Stephenson will become fully vested if we terminate Ms. Stephenson's employment without cause or if Ms. Stephenson terminates her employment for good reason within 12 months following a change of control. If Ms. Stephenson's employment is terminated due to her disability, death or for cause, she or her estate will be entitled to receive the Stephenson Final Compensation. If Ms. Stephenson terminates her employment without good reason, she will be entitled to the Stephenson Final Compensation (other than reimbursement of expenses).

        Ms. Stephenson is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during her employment with the Company and the 12 months thereafter. Unless we waive Ms. Stephenson's noncompetition obligations (which are effective following the termination of her employment only to the extent we terminate Ms. Stephenson's employment for restricted cause or Ms. Stephenson terminates her employment for any reason), we will pay Ms. Stephenson a noncompetition payment equal to 50% of her then-current base salary, reduced by any Stephenson Severance Benefits that Ms. Stephenson is eligible to receive from us, subject to obtaining from her a general release of claims.

  Patrick T. Horn, M.D., Ph.D.

        Patrick T. Horn, M.D., Ph.D. has served as our Chief Medical Officer since August 2018. We entered into an employment agreement with Dr. Horn in July 2018, which was amended and restated in March 2019. The amended and restated employment agreement provides for a base salary of $427,000 per year, which was increased to $441,945 per year effective January 1, 2020, that Dr. Horn is eligible to participate in an annual bonus plan provided by the Company, and that his annual target bonus opportunity is 35% of his base salary, with the actual amount of the bonus, if any, to be determined by the our board of directors or compensation committee. Effective January 1, 2020, Dr. Horn's bonus target opportunity was increased to 40% of his base salary. Dr. Horn is also eligible to participate in our employee benefit plans from time to time in effect for similarly-situated employees of the Company, which may include short-term disability, long-term disability and 401(k) retirement savings plans, and to reimbursement of business expenses.

        If we terminate Dr. Horn's employment without cause or if Dr. Horn terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims (the "Horn Severance Benefits"): (i) severance payments for 12 months at his then-current base salary, and (ii) an amount equal to his then-current target bonus, payable over 12 months; provided that if such termination occurs within 12 months following a change of control, his severance payments will be for 15 months at his then-current base salary and the amount equal to his then-current target bonus will be payable over 15 months. He will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the "Horn Final Compensation"). In addition, all outstanding equity awards held by Dr. Horn will become fully vested if we terminate Dr. Horn's employment without cause or if Dr. Horn terminates his employment for good reason within 12 months following a change of control. If Dr. Horn's employment is terminated due to his disability, death or for cause, he or his estate will be entitled to receive the Horn Final Compensation. If Dr. Horn terminates his employment without good reason, he will be entitled to the Horn Final Compensation (other than reimbursement of expenses).

        Dr. Horn is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with the Company and the 12 months thereafter. Unless we waive Dr. Horn's noncompetition obligations (which are effective following the termination of his employment only to the extent we terminate Dr. Horn's employment for restricted cause or Dr. Horn terminates his employment for any reason), we will pay Dr. Horn a noncompetition payment equal to 50% of his then-current base salary, reduced by any Horn Severance Benefits that Dr. Horn is eligible to receive from us, subject to obtaining from him a general release of claims.

Outstanding Equity Awards at 2019 Fiscal Year-End

        The following table shows grants of stock options outstanding as of December 31, 2019, including both awards subject to performance conditions and time-based awards, held by each of our named executive officers.

	Option Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Ronald H.W. Cooper	155,381	—		—		$1.00	4/14/2026
	19,422	—		—		$1.00	4/14/2026
	—	—		19,422	(1)	$1.00	4/14/2026
	41,250	13,750	(2)			$19.19	1/19/2027
	37,500	22,500	(3)			$24.48	8/20/2027
	46,405	77,345	(4)			$30.68	6/7/2028
	—	124,000	(5)	—		$24.04	1/21/2029
Pamela Stephenson	—	37,500	(6)	—		$28.76	3/24/2029
								25,000	(7)	$635,500
Patrick T. Horn, M.D., Ph.D.	11,718	25,782	(8)	—		$31.54	8/5/2028
	—	23,000	(5)	—		$24.04	1/21/2029
								5,000	(9)	$127,100

(1)
Vests and becomes exercisable on the date we file a drug approval application for our product candidate odevixibat for any orphan indication, if such filing occurs prior by June 10, 2020 (during the five-year period commencing June 11, 2015).

(2)
Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with March 31, 2017 and ending December 31, 2020.

(3)
Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with September 30, 2017 and ending June 30, 2021.

(4)
Vested and became exercisable as to 25% of the shares on June 7, 2019 with the remainder vesting and becoming exercisable in 12 equal installments on the 7th day of each calendar quarter beginning with September 7, 2019 and ending on June 7, 2022.

(5)
Vested and became exercisable as to 25% of the shares on January 22, 2020 with the remainder vesting in equal installments every three months thereafter, beginning on April 22, 2020 and ending on January 22, 2023.

(6)
Vested and became exercisable as to 25% of the shares on March 25, 2020 with the remainder vesting in equal installments every three months thereafter, beginning on June 25, 2020 and ending on March 25, 2023.

(7)
Vested and became exercisable as to 25% of the shares on March 25, 2020 with the remainder vesting in equal installments every three months thereafter, beginning on June 25, 2020 and ending on March 25, 2023.

(8)
Vested and became exercisable as to 25% of the shares on August 6, 2019 and the remainder in equal quarterly installments through the fourth anniversary of the date of grant.

(9)
Vested as to 25% of the shares on January 22, 2020 with the remainder vesting in equal installments every three months thereafter, beginning on April 22, 2020 and ending on January 22, 2023.

(10)
The market value of the restricted stock unit awards is based on the closing price of our common stock of $25.42 per share at December 31, 2019.

Director Compensation

        The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of our current directors, other than Mr. Cooper, who does not receive compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
David Chiswell, Ph.D.	71,250	121,815	193,065
Michael Gutch, Ph.D.	57,500	121,815	179,315
Roger A. Jeffs, Ph.D.	46,250	121,815	168,065
Anne Klibanski, M.D.	38,750	121,815	160,565
Stephanie S. Okey, M.S.	42,500	121,815	164,315
Davey S. Scoon	57,500	121,815	179,315

(1)
The respective amounts in the "Option Awards" column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the Financial Accounting Standards Board. For the assumptions relating to these valuations, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020. The following table shows the aggregate number of stock options held by each of our nonemployee directors as of December 31, 2019.

Name	Aggregate Number of Shares Subject to Stock Options
David Chiswell, Ph.D.	18,500
Michael Gutch, Ph.D.	18,500
Roger A. Jeffs, Ph.D.	22,000
Anne Klibanski, M.D.	22,000
Stephanie S. Okey, M.S.	22,000
Davey S. Scoon	22,874

Director Compensation Policy

        Our current nonemployee director compensation policy provides for the annual payment of: $40,000 to each of our nonemployee directors, which reflects an increase of $5,000, effective January 2020, or $65,000 in the case of the chair; $7,500 to each member of our audit committee, or $15,000 in the case of the chair; $7,500 to each member of our compensation committee, or $15,000 in the case of the chair; and $3,750 to each member of our nominating and governance committee, or $7,500 in the case of the chair; in each case quarterly in arrears and together with reimbursement of reasonable expenses incurred to attend meetings.

        Our current nonemployee director compensation policy also provides for a nonqualified stock option exercisable for 8,000 shares of common stock, which reflects an increase of 2,500 shares, effective January 2020, to be granted each year on the fifth business day after our annual meeting of stockholders or, if none, on the first business day of the third fiscal quarter. The annual stock options have a 10-year term and vest on the earlier of the one year from the grant date or the day prior to the annual meeting for the next fiscal year that begins following the date of grant, subject to continued service on the board of directors on the vesting date. In addition, each new nonemployee director receives under the policy a nonqualified stock option grant exercisable for 16,000 shares of common stock, which reflects an increase of 5,000 shares, effective January 2020, on the date of his or her first election or appointment. The initial stock option has a 10-year term and vests in equal annual installments over three years from the date of grant, to in any case be fully vested on the day prior to the annual meeting for the third fiscal year that begins following the date of grant, subject to continued service on the board of directors on the applicable vesting dates.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,721,420	(1)	$21.94	2,375,874	(2)
Equity compensation plans not approved by security holders	112,500	(3)	$29.98	—
Total	1,833,920		$22.43	2,375,874

(1)
Represents 1,097,086 shares of common stock underlying outstanding stock options granted under the 2018 Equity Incentive Plan, or the 2018 Plan, 604,735 shares of common stock underlying outstanding stock options granted under the 2016 Equity Incentive Plan, or the 2016 Plan, and 19,599 shares of common stock underlying outstanding stock options granted under Biodel's 2004 Stock Incentive Plan, 2005 Non-Employee Directors' Stock Option Plan and 2010 Stock Incentive Plan, or the 2010 Plan, as of December 31, 2019.

(2)
Shares reserved under the 2018 Plan as of December 31, 2019. Does not include up to an additional 624,334 shares available for issuance under the 2018 Plan as of December 31, 2019 if awards outstanding under the 2016 Plan, the 2017 Inducement Equity Incentive Plan, or the 2017 Inducement Plan, or the 2010 Plan are cancelled, forfeited or expire.

(3)
Represents 70,000 shares of common stock underlying outstanding stock options granted under the 2017 Inducement Equity Incentive Plan, or the 2017 Inducement Plan as of December 31, 2019, and 37,500 shares of common stock underlying outstanding stock options, or the Harford Inducement Options, and 5,000 shares of common stock subject to restricted stock units, or the Harford Inducement RSUs, granted to Simon N. R. Harford, our Chief Financial Officer and Treasurer pursuant to his employment agreement with us as an inducement material to Mr. Harford's acceptance of his employment.

REPORT OF AUDIT COMMITTEE

        The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

        The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.albireopharma.com under the caption "Corporate Governance." This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities related to the financial statements for the fiscal year ended December 31, 2019, the audit committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and Ernst & Young LLP;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the audit committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee
Davey S. Scoon, Chair Michael Gutch, Ph.D. Stephanie S. Okey, M.S.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In addition to the director and executive officer compensation arrangements discussed above in "Executive Officer and Director Compensation," since January 1, 2018, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at December 31, 2019 and 2018, and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Participation in Our Public Offerings

        On January 29, 2018, we completed an underwritten public offering of 2,265,500 shares of our common stock, which included the full exercise of the underwriters' option to purchase 295,500 shares, at a price to the public of $33.00 per share. We received net proceeds from this offering of approximately $69.9 million, after deducting underwriting discounts, commissions and offering expenses. We believe that affiliates of Perceptive Advisors LLC purchased an aggregate of 275,000 shares of common stock in our public offering at the public offering price of $33.00 per share for an aggregate purchase price of approximately $9.1 million.

        On February 3, 2020, we completed an underwritten public offering of 2,190,750 shares of our common stock, which included the full exercise of the underwriters' option to purchase an additional 285,750 shares of common stock, at a price to the public of $21.00 per share. We received net proceeds from this offering of approximately $42.9 million, after deducting underwriting discounts, commissions and offering expenses. We believe that these shares were purchased by certain of our current principal stockholders as follows:

Name of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Federated Hermes, Inc.	476,190	$9,999,990
Perceptive Life Sciences Master Fund Ltd.	255,809	$5,371,989
ArrowMark Colorado Holdings, LLC	41,250	$866,250

Sales under the At-the-Marketing Offering Sales Agreements

        In October 2017, we entered into an at-the-market offering program Sales Agreement with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Cowen, acting as our agent, which we refer to as our 2017 Sales Agreement. In February 2018, we completed the sale of an aggregate of 728,862 shares of our common stock pursuant to the 2017 Sales Agreement and received proceeds, net of offering discounts and expenses, of approximately $24.2 million. We believe that these shares were purchased by certain of our current or former principal stockholders as follows:

Name of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Fidelity Investments	619,533	$21,064,122
Perceptive Life Sciences Master Fund Ltd.	109,329	$3,717,186

        In March 2019, we entered into a new at-the-market offering program Sales Agreement with Cowen, relating to the sale of shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Cowen, acting as our agent, which we refer to as our 2019

Sales Agreement. In March 2019, we also terminated the 2017 Sales Agreement. In May 2019, we completed the sale of an aggregate of 637,367 shares of our common stock pursuant to the 2019 Sales Agreement and received proceeds, net of offering discounts and expenses, of approximately $20.8 million. We believe that these shares were purchased by entities affiliated with Federated Hermes, Inc.

Director and Officer Indemnification and Insurance

        We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including with respect to "short-swing" profit claims under Section 16(b) of the Exchange Act; with respect to conduct by him or her that is established to be knowingly fraudulent or deliberately dishonest or constituted willful misconduct; and, with certain exceptions, with respect to proceedings that he or she initiates.

        In addition, the Exchange Agreement provides that, for a period of six years following the completion of the Biodel Transaction, we are to indemnify and hold harmless each person who was at any time prior to the completion of the Biodel Transaction, a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such indemnified person is or was a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries, whether asserted or claimed prior to, at or after the completion of the Biodel Transaction, to the fullest extent permitted under applicable law and the organizational documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable. Each indemnified person will be entitled, to the fullest extent permitted under applicable law and the organizational documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, jointly and severally, upon receipt by Biodel or Albireo Limited from the indemnified person of a request for such advancement of expenses. However, any person to whom expenses are advanced must provide an undertaking, to the extent then required by applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        We have obtained insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. In addition, in accordance with the Exchange Agreement, we procured an officers' liability insurance policy covering the individuals who served as our directors and officers prior to the completion of the Biodel Transaction for acts, errors, omissions, facts or events occurring on or before the completion of the Biodel Transaction.

Policy for Approval of Related Person Transactions

        Pursuant to its charter, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.

        In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.

        The audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1:

ELECTION OF TWO CLASS I DIRECTORS TO HOLD OFFICE
UNTIL THE 2023 ANNUAL MEETING

        On March 6, 2020, our board of directors, acting upon the recommendation of our nominating and governance committee, nominated Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. for election at the annual meeting. The board of directors currently consists of seven members, classified into three classes as follows: (1) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders; (2) Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. constitute Class II, with a term ending at the 2021 annual meeting of stockholders; and (3) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2022 annual meeting of stockholders.

        At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The board of directors has voted to nominate Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. The terms of the Class II directors (Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S.) and the Class III directors (David Chiswell, Ph.D. and Davey S. Scoon) will continue until the annual meetings of stockholders to be held in 2021 and 2022, respectively, and each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

        Unless authority to vote for any of these nominees is withheld, the shares represented by proxy will be voted FOR the election of Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxy will be voted for the election of such other person as the board of directors may recommend in that nominee's place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        The two nominees who receive the most votes (also known as a "plurality" of the votes cast) "FOR" such nominee at the annual meeting will be elected as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MICHAEL GUTCH, PH.D. AND ROGER A. JEFFS, PH.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

 PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2020. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2019 and 2018. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2020.

Current Independent Registered Public Accounting Firm Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2018	2019
Audit fees(1)	$1,092,601	$1,119,143
Audit related fees	$143,000	$—
Tax fees(2)	$115,349	$235,238
All other fees	—	—
Total	$1,350,950	$1,354,381

(1)
Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)
Tax fees consisted of tax advisory and compliance services related to federal, state, local and foreign taxes.

        There were no services that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

        Prior to engagement of an independent registered public accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by an independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

        Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members, such as the chairman. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 PROPOSAL 3:

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

        We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the section of this proxy statement titled "Executive Officer and Director Compensation" and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will consider the voting results when making future decisions regarding executive compensation.

        Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe that compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

        We pay our named executive officers a base salary, which we review and determine annually. In January 2020, we increased the annual base salaries of: Ronald H.W. Cooper, President and Chief Executive Officer, from $551,000 to $570,285, Pamela Stephenson, Chief Commercial Officer, from $400,000 to $414,000 and Patrick T. Horn, M.D., Ph.D., Chief Medical Officer, from $427,000 to $441,945. Each of these base salary increases was effective as of January 1, 2020.

        Each named executive officer has an annual bonus target which is expressed as a percentage of base salary. Mr. Cooper's current target bonus percentage is 55%, Ms. Stephenson's current target bonus percentage is 40% and Dr. Horn's current target bonus percentage is 40%. In January 2020, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonus awards for 2019 to our executive officers based on an achievement level of 100%. The achievement level was determined giving consideration to (i) the execution of the odevixibat Phase 3 trial, (ii) successful completion of manufacturing, filing and commercial readiness objectives for odevixibat, (iii) advancements to our pipeline assets and (iv) strengthening of our financial controls. As a result, our named executive officers received the following annual cash incentive bonus awards for 2019: Mr. Cooper, $275,500; Ms. Stephenson, $140,000; and Dr. Horn, $149,450.

        On January 21, 2020, our compensation committee granted a stock option to each of Mr. Cooper, Ms. Stephenson and Dr. Horn. Each stock option has an exercise price of $24.67 per share, the closing price of our common stock on The Nasdaq Capital Market on the grant date, vests and becomes exercisable as to 25% of the shares on the first anniversary of the grant date, with the remainder vesting in equal installments every three months thereafter until the fourth anniversary of the grant date, provided that the vesting of each stock option may be accelerated, in whole or in part, based on the achievement of certain pre-established company performance criteria designed specifically for the 2020 grants to incentivize successful development of odevixibat: 50% if we submit an application for marketing approval of odevixibat within 90 days following our announcement of topline data, but in no event prior to the first anniversary of the grant date; and 50% for the first odevixibat approval before December 31, 2021. The stock option granted to Mr. Cooper is to purchase 124,000 shares, and the stock option granted to each of Ms. Stephenson and Dr. Horn is to purchase 31,500 shares. Each stock option has a 10-year term.

        In accordance with the rules of the SEC, the following resolution, commonly known as a "say-on-pay" vote, is being submitted for a stockholder vote at the 2020 annual meeting of stockholders:

        "RESOLVED, that the compensation paid to the named executive officers of Albireo Pharma, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED."

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 CORPORATE CODE OF CONDUCT AND ETHICS

        We have adopted a corporate code of conduct and ethics that applies to our principal executive officer, our principal financial and accounting officer and all of our other employees. We have posted a copy of the code on our website at www.albireopharma.com. Disclosure regarding any amendments (other than technical, administrative or other nonsubstantive amendments) to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by The Nasdaq Stock Market LLC.

OTHER MATTERS

        The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our 2021 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 23, 2020. To be considered for presentation at the 2021 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 12, 2021 and no later than March 14, 2021. Proposals that are not received in a timely manner will not be voted on at the 2021 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Albireo Pharma, Inc., 10 Post Office Square, Suite 1000, Boston, MA 02109.

Boston, Massachusetts
April 17, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ALBIREO PHARMA, INC. 10 POST OFFICE SQ., SUITE 1000 BOSTON, MA 02109 During The Meeting - Go to www.virtualshareholdermeeting.com/ALBO2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D13973-P40184 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ALBIREO PHARMA, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect two Class I directors to serve three-year terms expiring in 2023: Nominees: 01) Michael Gutch, Ph.D. 02) Roger A. Jeffs, Ph.D. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as Albireo's independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve, on an advisory basis, the compensation of Albireo's named executive officers as disclosed in the proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D13974-P40184 ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. June 12, 2020, 9:30 a.m. ET To be held via live audio webcast. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE UNDERSIGNED APPOINTS RONALD H.W. COOPER AND SIMON N.R. HARFORD AND EACH OF THEM (THE “PROXIES”), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF ALBIREO PHARMA, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON APRIL 15, 2020 AT THE ANNUAL MEETING OF STOCKHOLDERS OF ALBIREO PHARMA, INC. TO BE HELD ON JUNE 12, 2020 HELD LIVE VIA WEBCAST AT www.virtualshareholdermeeting.com/ALBO2020 OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY. Continued and to be signed on reverse side